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                                                                    EXHIBIT 4.24

                          FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture") dated as of October 6, 2000, by and between Olympia Financial Corp., a corporation organized and existing under the laws of the State of Delaware ("Olympia") having its registered office at 1209 Orange Street, Wilmington, Delaware 19801, and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York (the "Trustee"), having its Corporate Trust Office at 4 Albany Street, New York, New York 10006.

                                    RECITALS

WHEREAS, Keystone Financial Mid-Atlantic Funding Corp., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("Keystone Funding"), Keystone Financial, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Guarantor"), each having its principal office at Front and Market Streets, P.O. Box 3660, Harrisburg, Pennsylvania 17105, and the Trustee entered into a Senior Indenture, dated as of May 7, 1997 (the "Indenture"), pursuant to which Senior Debt Securities (the "Securities") have been issued by Keystone Funding and guaranteed by the Guarantor; and

WHEREAS, On the date of this First Supplemental Indenture, the Guarantor has been merged with and into Olympia, with Olympia being the surviving corporation (the "Merger"), whereupon the separate corporate existence of the Guarantor has ceased; and

WHEREAS, Olympia has delivered to the Trustee an Officers' Certificate stating that the Merger and this First Supplemental Indenture comply with Article Nine and Article Ten of the Indenture and that all conditions precedent therein provided for relating to the Merger have been complied with, and an Opinion of Counsel to the same effect; and

NOW, THEREFORE, in compliance with Article Nine and Article Ten of the Indenture and in consideration of the covenants contained herein and intending to be legally bound hereby, Olympia and the Trustee, for the equal and proportionate benefit of all the Holders of the Securities, agree as follows:

1. ASSUMPTION OF PAYMENT AND PERFORMANCE. Olympia hereby expressly assume all of the rights and obligations of the Guarantor and the performance of every covenant and condition of the Indenture of the Guarantor (as defined therein) thereunder to be performed or observed.

2.       PARTICULAR REPRESENTATIONS OF OLYMPIA.

The Olympia represents the following:

(a) It is a corporation organized and existing under the laws of the State of Delaware; and

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(b)      Immediately after the effective date of the Merger, no Event of
Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, has happened and is continuing.

3.       SUCCESSION; EFFECT OF FIRST SUPPLEMENTAL INDENTURE.

(a) As of the date of this First Supplemental Indenture, Olympia has succeeded to and been substituted for, and does, hereby succeed to and become substituted for, and may exercise every right and power of, the Guarantor under the Indenture, with the same effect as if Olympia had been named as the "Guarantor" therein.

(b) Upon the execution of this First Supplemental Indenture, the Indenture has been and hereby is modified in accordance herewith, and this First Supplemental Indenture forms a part of the Indenture for all purposes; and every Holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

(c) The recitals contained herein shall be taken as statements of Olympia and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or the sufficiency of this First Supplemental Indenture.

(d) All terms used in this First Supplemental Indenture which are defined in the Indenture shall, for all purposes hereof, have the respective meanings specified in the Indenture, unless the context otherwise specifies or requires.

(e) Securities authenticated and delivered on and after the date hereof shall bear the following notation, which may be printed or typewritten thereon:

                  "Effective October 6, 2000, Keystone Financial, Inc. ("Keystone"), a Pennsylvania corporation, was merged with and into Olympia Financial Corp. ("Olympia"), a Delaware corporation. Pursuant to the First Supplemental Indenture, dated as of October 6, 2000, Olympia has assumed the obligations of Keystone as guarantor of the Securities and the performance of every covenant and condition of the Indenture on the part of Keystone to be performed or observed."

If Olympia shall so determine, new Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by Olympia and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the Holder of such Security.

4. GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Indenture and its construction.

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5.       ACCEPTANCE  OF TRUSTEE.  The Trustee  hereby  accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.

6. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Corporate Seal]                   OLYMPIA FINANCIAL CORP.

Attest:


  /s/ Michael S. Piemonte          By: /s/ Michael P. Pinto
---------------------------           ------------------------
Michael S. Piemonte                   Michael P. Pinto
  Assistant Secretary                  Chairman of the Board and President



                                   BANKERS TRUST COMPANY
[Corporate Seal]

Attest:


                                   By: /s/ Franco B. Talavera
---------------------------           ------------------------
                                      Title: Assistant Vice President


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STATE OF NEW YORK        )
                         )  ss:
COUNTY OF ERIE           )

On this 6th day of October 2000, before me personally appeared Michael P. Pinto, to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board and President of OLYMPIA FINANCIAL CORP., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                       /s/ Marie King
                                      ---------------------------------------
                                      Notary Public

[Notary Seal]

My commission expires:  3-30-01
                      ----------


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STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )

On this 6th day of October, 2000, before me personally appeared Franco B. Talavera, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                       /s/ Boris Treyger
                                      -----------------------------------
                                      Notary Public

[Notary Seal]

My commission expires:  Nov. 9, 2000
                      ---------------

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